EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of Zenvia Inc., dated as of March 23, 2026 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

March 23, 2026
Date

Perea Capital, LLC

By:	/s/ Omar Musa
Omar Musa, Managing Member

Perea Capital, LP

By:	/s/ Perea Capital, LLC
Perea Capital, LLC, General Partner

By:	/s/ Omar Musa
Omar Musa, Managing Member

Perea Capital Partners, LP

By:	/s/ Perea Capital, LP
Perea Capital, LP, General Partner

By:	/s/ Perea Capital, LLC
Perea Capital, LLC, General Partner

By:	/s/ Omar Musa
Omar Musa, Managing Member

Omar Musa

By:	/s/ Omar Musa
Omar Musa